EXHIBIT 31.2

Certification of Chief Financial Officer

I, Michael B. Sims, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Chiquita Brands International, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: June 17, 2011	/s/ Michael B. Sims
Title: Chief Financial Officer